As filed with the Securities and Exchange Commission on September 9, 1999

                                         Registration No. _______


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                      ____________________

                            FORM S-8
                     REGISTRATION STATEMENT
                             Under
                   THE SECURITIES ACT OF 1933

                      ____________________

                          HUMANA INC.
     (Exact name of registrant as specified in its charter)


            Delaware                                  61-0647538
     (State or other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification No.)


                      500 West Main Street
                   Louisville, Kentucky 40202
            (Address of principal executive offices)
                     _____________________

   HUMANA INC. NON-QUALIFIED STOCK OPTION PLAN FOR EMPLOYEES
                    (Full title of the plan)
                     _____________________



                              Arthur P. Hipwell
                 Senior Vice President and General Counsel
                                Humana Inc.
                          500 West Main Street
                      Louisville, Kentucky 40202
                             (502) 580-1000
                   (Name, address and telephone number,
                 including area code, of agent for service)


                    _______________________





CALCULATION OF REGISTRATION FEE

                           Proposed       Proposed     Amount
Title of       Amount to   maximum        maximum      of
securities     be          offering       aggregate    registration
to be          Registered  price          offering     fee
registered      (1)        per share (2)  price        (2)

Common Stock,  1,400,000   $9.4688        $13,256,320  $3,686
par value
$0.16-2/3 per
share

(1) Plus an indeterminable number of additional shares as may become issuable as a result of any antidilution provisions of the Plan. The shares represent the number of shares of the Registrant's Common Stock, including associated Preferred Stock Purchase Rights, which may be issued upon the exercise of options.
(2) Estimated solely for the purpose of determining the registration fee. Calculated in accordance with Rule 457(h) under the Securities Act of 1933 and based on the average of the high and low prices of the Common Stock as reported in the New York Stock Exchange Composite Tape on September 2,
     1999.


Exhibit Index on page II-8.

                            PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference.

          The following documents filed by Humana Inc. (the
"Company" or the "Registrant") with the Commission (File No. 1-
5975) are incorporated herein by reference and made a part hereof:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

          (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

          (c) The Registrant's Current Reports of Form 8-K dated April 8, 1999 and August 3, 1999.

          (d) The description of the Registrant's Common Stock, par value $0.16-2/3 per share (the "Common
               Stock"), contained in the Registrant's
               Registration Statement on Form 8-A, as such description may be amended or updated.

          All documents filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          The Company's authorized capital stock consists of (i) 300,000,000 shares of Common Stock, of which 167,530,960 shares were issued and outstanding as of September 1, 1999; (ii) 10,000,000 shares of Preferred Stock, par value $1.00 per share, of which none were issued or outstanding as of September 1, 1999.

Item 5.   Interest of Named Experts and Counsel.

          The validity of the issuance of the shares of Common Stock being offered by the Registration Statement will be passed upon for the Registrant by Kathleen Pellegrino, Vice President and Associate General Counsel of the Registrant. As of September 1, 1999, Ms. Pellegrino owned 8,450 shares of Common Stock, has 2,940 shares of Common Stock in the Humana Retirement and Savings Plan, and also has stock options to purchase 92,971 shares of Common Stock of the Registrant.

                            II-1

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe the conduct was unlawful. A Delaware corporation may indemnify such persons in actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent the Court of Chancery of the State of Delaware, or the court in which such action or suit is brought, determines upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court deems proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. Corporations, under certain circumstances, may pay expenses incurred by an officer or director in advance of the final disposition of an action for which indemnification may be permitted or required. The indemnification and advancement of expenses provided for or granted pursuant to Section 145 of the DGCL are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. Section 145 further provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by statute.

          Article X of the Company's By-Laws essentially provides for indemnification of directors, officers, employees and agents of the Company to the fullest extent authorized under the DGCL.

          The Tenth Article of the Company's Restated Certificate of Incorporation provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

          The Company has in effect officers and directors liability insurance policies with various insurance companies. The policies provide indemnity to the directors and officers of the Company for loss arising from claims concerning a covered wrongful act where there is no corporate indemnification. The insurance will also reimburse the Company for indemnification it may be required by statute or the Company's By-laws to make to any of its directors and officers in connection with a claim by reason of a wrongful act. The policies cover negligent acts, errors, omissions, or breach of duty by a director or officer. The principal exclusions from coverage include the following:
(i) claims involving violations of Section 16(b) of the Exchange Act; (ii) dishonest acts; and (iii) libel, slander or non-monetary damages. The policies generally provide for a $500,000 deductible self-insurance retention by the Company. The limit of liability under the policies is $70,000,000 in the aggregate for coverage in excess of deductibles and participations.

                           II-2

          The Company has entered into Indemnity Agreements (the
"Agreements") with its directors and officers ("Indemnitees"), whereby the Company will indemnify such parties and advance expenses to the fullest extent permitted by the DGCL.

          An Indemnitee will not be entitled to indemnification or advancement of expenses under the Agreements with respect to any proceeding or claim brought or made by the Indemnitee against the Company. If the Indemnitee is not entitled to indemnification of all expenses, he or she may still be indemnified for a portion of the expenses. The determination of entitlement to indemnification under the Agreements will be made by a majority of a quorum of disinterested directors, independent counsel or by the stockholders of the Company. In the event of a change in control of the Company (as defined in the Agreements), the determination of entitlement will be made, if the Indemnitee so elects, by an independent counsel selected by the Indemnitee, and the Company will have the burden of proof to overcome a presumption that the Indemnitee is entitled to indemnification.

          The Agreements further provide that to the extent the Company maintains a liability insurance policy for directors, officers, employees, agents or fiduciaries, the Indemnitee will be covered by such policy in accordance with its terms to the maximum extent of the coverage available for any such officer, director, employee, agent or fiduciary under the policy. The Agreements will terminate upon the later of: (a) 10 years after the date the Indemnitee ceases to serve; or (b) the final termination of all pending proceedings covered thereunder.

Item 7.   Exemption From Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.   Undertakings.

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
                         Section 10(a)(3) of the Securities Act
                         of 1933 ("Securities Act");

                    (ii) To reflect in the prospectus any facts
                         or events arising after the effective
                         date of this Registration Statement (or
                         the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information
                         with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                                   II-3

               provided, however, that paragraphs (a)(1)(i) and
               (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the DGCL, the Amended and Restated Certificate of Incorporation, the By-Laws of the Registrant and the Agreements or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             II-4

                           SIGNATURES

The Registrant.

     Pursuant to the requirements of the Securities Act of 1933 ("Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 9th day of September, 1999.

                              HUMANA INC.
                              NON-QUALIFIED STOCK OPTION PLAN
                              FOR EMPLOYEES


                              By:   /s/ Arthur P. Hipwell
                                    Arthur P. Hipwell
                                    Senior Vice President and
                                    General Counsel



                             II-5




                       POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney have been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below constitutes and appoints David A. Jones and Arthur P. Hipwell, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution to execute in his or her name and on his or her behalf, and to file any amendments (including, without limitation, post-effective amendments) to this Registration Statement necessary or advisable in the opinion of any of them to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission thereunder, in connection with the registration of the additional securities which are under the subject of this Registration Statement.



BY:                         /s/ David A. Jones
                         David A. Jones
                         Chairman of the Board,
                         Interim Chief Executive Officer
                         (Principal Executive Officer) and
Director
DATE:                         September 9, 1999


BY:                         /s/ James E. Murray
                         James E. Murray
                         Sr. Vice President & Chief Financial
Officer
                         (Principal Financial & Accounting
Officer)
DATE:                         September 9, 1999


BY:                         /s/ K. Frank Austen, M.D.
                         K. Frank Austen, M.D.
                         Director
DATE:                         September 9, 1999


BY:                         /s/ Michael E. Gellert
                         Michael E. Gellert
                         Director
DATE:                         September 9, 1999


BY:                         /s/ John R. Hall
                         John R. Hall
                         Director
DATE:                         September 9, 1999

                                 II-6


BY:                         /s/ David A. Jones, Jr.
                         David A. Jones, Jr.
                         Vice-Chairman
DATE:                         September 9, 1999


BY:                         /s/ Irwin Lerner
                         Irwin Lerner
                         Director
DATE:                         September 9, 1999


BY:                         /s/ W. Ann Reynolds, Ph.D.
                         W. Ann Reynolds, Ph.D.
                         Director
DATE:                         September 9, 1999


                                 II-7

Exhibit Index.


4.1 Restated Certificate of Incorporation filed with the Secretary of State of Delaware on November 9, 1989 as restated to incorporate the amendment of January 9, 1992, and the correction of March 23, 1992. Exhibit 4(i) to the Company's Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8 (Reg. No. 33-49305) filed February 2, 1994 is incorporated by reference herein.

4.2   By-Laws as amended.  Exhibit 3(b) to the Company's Annual
      Report for the year ended December 31, 1997, is incorporated by reference herein.

4.3   Form of Amended and Restated Rights Agreement, dated
      February 14, 1996, between Humana Inc. and Mid-America Bank of Louisville and Trust Company. Exhibit 1.3 to the
      Registration Statement (File No. 1-5975) on Form 8-A/A dated February 14, 1996 is incorporated by reference herein.

4.4   Amendment No. 1 dated May 27, 1998, to Amended and
      Restated Rights Agreement, dated February 14, 1996 between
      Humana Inc. and Mid-America Bank of Louisville and Trust
      Company ("Rights Agreement").  Exhibit 4.2 to the
      Registration Statement (File No. 1-5975) on Form 8-A/A dated June 15, 1998 is incorporated by reference herein.

4.5   Amendment No. 2 dated as of March 1, 1999 to the Rights
      Agreement.  Exhibit 4.3 to the Registration Statement (File
      No. 1-5975) on Form 8-A12B/A dated February 26, 1999 is incorporated by reference herein.

5 Opinion of counsel as to the validity of the securities registered herein, filed herewith.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants for the Registrant, filed herewith.

23.2  Consent of counsel, included in 5 above.

24 Powers of Attorney (included on the signature page of this Registration Statement).

99 Humana Inc. Non-Qualified Stock Option Plan for Employees, filed herewith.


                               II-8